EXHIBIT 10.23

INFOCUS CORPORATION

2004 EXECUTIVE BONUS PLAN

POLICY:               It is InFocus Corporation’s policy to provide Executives with the opportunity for increased compensation based upon overall achievement of InFocus Corporation’s net income goals.

PLAN GUIDELINES

1.             Adoption of Plan:  The Executive Bonus Plan (the “Plan”) was adopted by the Board of Directors of InFocus Corporation (the “Company”) effective February 3, 2004.

2.             Purpose of Plan and Effective Date:  The purpose of the Plan is to establish the terms and conditions under which the Company will pay Executive bonuses for the calendar year beginning January 1, 2004 and ending December 31, 2004.

Unless the Board of Directors specifically provides otherwise, all Executive bonuses will be awarded solely in accordance with this Plan.

3.             Eligibility:  Eligibility is limited to Executives of InFocus Corporation.

In the event that an Executive is in their position for less than one year, a pro-rated bonus will be calculated based on number of months employed as an executive.  For the purposes of this Plan, the term Executive refers to employees of the Company holding the titles listed in Section 5 below. No annual bonus will be paid if any Executive enters their position after October 1, 2004.  Executives must be actively employed on the last day of the year to be eligible for any annual bonus amount.

4.             Plan Components:

(a)  Profit Sharing:  The first component of the bonus plan is the payment of profit sharing, paid quarterly.  The percentage to be paid (multiplied by the Executive’s quarterly salary) will be at the same rate as calculated for other employees in accordance with the currently approved InFocus Corporation Profit Sharing Program.  Any payment made to the Executive will not reduce the amount to be paid to other employees, i.e., executive salaries will be excluded from the profit-sharing payout percentage calculation.

NOTE:  Eligible Executives must be in active pay status for an entire quarter to be paid profit sharing for that quarter.

(b) Annual Bonus:  The second component of the bonus plan is an annual bonus paid at year-end based on the Company’s 2004 financial performance and specifically InFocus Corporation’s net income as reported in the Company’s Consolidated Statement of Operations prepared in accordance with GAAP and excluding restructuring charges.

5.             Target Bonus Participation Rates:

Executives will participate in the 2004 Bonus Plan as per the table below:

Title	Participation Rate
President & Chief Operating Officer	65%
Executive Vice President	55%
Senior Vice President	45%
General Manager	45%
Vice President	35%

6.             Target Bonus Amount Calculation:

Individual Target Bonus amounts will be determined using the following calculation:

Annual Base Salary x Participation Rate = Target Bonus Amount

Example:  Vice President with annual base salary of $180,000

$180,000 x 35% = $63,000 as 2004 Target  Bonus Amount

7.             Above Plan Performance:

Above plan performance will be based on attainment of the following levels of Corporate net income and corresponding percent of target bonus amounts as per the following table:

Percent of Corporate Net Income Goal	Percent of Target Bonus Paid
100%	100%
150%	125%
200%	150%
250%	175%
300%	200%
350%	225%
400%	250%

8.             Below Plan Performance:

If Corporate net income is less than 75%, the target bonus payout will be equal to $0.

If Corporate net income is between 75% and100%, the target bonus will be modified as per the following table

Final Corporate Net Income Attainment	Final Payout as a Percent of Original Target Bonus Amount
74%	0.0%
75%	50.0%
76%	52.0%
77%	54.0%
78%	56.0%
79%	58.0%
80%	60.0%
81%	62.0%
82%	64.0%
83%	66.0%
84%	68.0%
85%	70.0%
86%	72.0%
87%	74.0%
88%	76.0%
89%	78.0%
90%	80.0%
91%	82.0%
92%	84.0%
93%	86.0%
94%	88.0%
95%	90.0%
96%	92.0%
97%	94.0%
98%	96.0%
99%	98.0%
100%	100.0%

9.             Payment of Executive Bonus:  Payment of the Executive Bonus Plan will be based on audited year-end results, and will be distributed within 30 days after the audit has been completed.

10.           Discretion of the Board of Directors:  Nothing in this Plan shall prohibit the Board of Directors from awarding a bonus to one or more Executives in addition to the Executive Bonus awarded pursuant to this Plan.

The Board of Directors reserves the right to modify, change or rescind this policy at any time at its sole discretion as is required to meet the Company’s objectives.